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                                                               EXHIBIT 10(iii).7

        FIRST AMENDMENT TO THE 1994 AMENDED AND RESTATED STOCK OPTION AND
                INCENTIVE PLAN FOR KEY EMPLOYEES OF SAFEWAY INC.

     Safeway Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors has adopted this First Amendment to the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc. (the "Plan") pursuant to Section 9.2 of the Plan, effective as of March 1, 1995.

     1. Section 2.1(a) of the Plan is hereby amended to read in its entirety as follows:

     "Section 2.1 - Shares Subject to Plan

     (a) The shares of stock subject to Options and awarded as Bonus Stock shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options or as Bonus Stock shall not exceed 21,500,000 (8,000,000 of which were authorized under the original Plan (prior to the first amendment and restatement of the Plan on July 18, 1990), 6,000,000 of which were authorized by the first amendment and restatement of the Plan on July 18, 1990, 4,000,000 of which were authorized by the Plan as amended on October 10, 1991, and 3,500,000 of which were authorized by the Plan as amended on March 1, 1995."

     2. Section 4.4(a) of the Plan is hereby amended to read in its entirety as follows:

     "Section 4.4 - Expiration of Options

          (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

               (i) In the case of an Incentive Stock Option, (1) the expiration of ten years from the date the Option was granted or (2) in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted: or

               (ii) In the case of a Non-Qualified Option, the expiration of fifteen years and one day from the date the Option was granted; or



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               (iii) The expiration of three months from the date of the
     Optionee's Termination of Employment for any reason other than such Optionee's death, Disability, or retirement on or after age 55 in accordance with the Company's retirement policies, as then in effect; or

               (iv) The engagement by the Employee in willful misconduct with injures the Company, any Parent Corporation or any of its Subsidiaries."

                                    * * * * *

          I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of Safeway Inc. as of March 1, 1995.

          Executed on this ___ day of ________, 1995.



                                            -------------------------------
                                                       Secretary

                                     * * * *

          I hereby certify that the foregoing First Amendment to the Plan was duly approved by the stockholders of Safeway Inc. on _______________, 1995.

         Executed on this ___ day of ________, 1995.



                                            -------------------------------
                                                       Secretary
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                                                              EXHIBIT 10(iii).11

                DEFERRED COMPENSATION PLAN FOR SAFEWAY DIRECTORS

                                    ARTICLE I

     1.1 Name and Purpose. The name of this plan is the "Deferred Compensation Plan for Safeway Directors" (the "Plan"). Its purpose is to provide non-employee Directors of the Company with increased flexibility in timing the receipt of board service fees and to assist the Company in attracting and retaining qualified individuals to serve as Directors.

     1.2 Definitions. Whenever used in this Plan, the following terms shall have the meaning set forth below:

     (a) "Closing Price" means the closing price of the Company's Common Stock as reported in The Wall Street Journal.

     (b) "Common Stock" means the Common Stock, par value $.01 per share, of Safeway Inc.

     (c) "Company" means Safeway Inc. and each Participating Company.

     (d) "Compensation" means all remuneration paid to a Director for services as a Director other than reimbursement for expenses and shall include, but not be limited to, monthly fees for service and fees for attendance at meetings.

     (e) "Director" means any individual serving on the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries.

     (f) "Participant" means a Director who has filed an election to participate under Section 3.1 with regard to any Plan Year.

     (g) "Participating Company" means any corporation which is a direct or indirect subsidiary of Safeway Inc. which has, by action of its board of directors, adopted the Plan and consented to being a Participating Company in the Plan.

     (h) "Plan Administrator" means a committee consisting of one or more senior executives of the Company designated by the Chief Executive Officer of the Company.

     (i) "Plan Year" means the calendar year.


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                                   ARTICLE II

     2.1 Participation in the Plan. Any individual who is a Director as defined in Section 1.2(e) may participate in the Plan.

                                   ARTICLE III

     3.1 Election to Participate. Each Director may elect annually to have payment of all or any portion of his or her Compensation for that Plan Year deferred. An election to defer may also provide that the Compensation deferred will be paid in January of a specified year in the future; provided, however, that if the Participant ceases to be a Director prior to such specified year, the Participant's account will be paid as soon as practicable following the date on which the Participant ceases to be a Director. No election to defer under this Plan may be made after December 31 of the year preceding the Plan Year during which Compensation would otherwise be paid. An election to defer any Compensation shall be in writing and shall be delivered to the Plan Administrator. An election to defer shall be irrevocable by the Director and shall be effective for the Plan Year or Plan Years immediately following the date on which it was filed as set forth in the notice of election. In the absence of a written election to defer filed by a Director with the Plan Administrator, any Compensation will be paid directly to the Director. Notwithstanding the foregoing, a Director may make an election to defer under this Plan with respect to all or any specified part of any unpaid Compensation within one month after the date on which this Plan is initially adopted or, if later, within thirty days after the date a Director becomes a Director.

     3.2 Mode of Deferral. Payment of a Participant's Compensation may be deferred by means of a cash credit, a stock credit or a combination of the two as the Participant shall elect in writing at the same time as the election provided for in Section 3.1. If a Participant fails to make an election as to mode of deferral, he or she shall be deemed to have elected deferral by means of a cash credit. Cash credits and stock credits shall be recorded in accounts established in Participants' names on the books of the Company.

     (a) Cash Credits. If the deferral is wholly or partly by means of a cash credit, the Participant's cash credit account shall be credited, as of the last day of the calendar quarter, with the dollar amount of Compensation deferred during the quarter by means of a cash credit. As of the last day of each calendar quarter, the Participant's cash credit account shall also be credited with interest equivalent in an amount determined by applying to the balance in the account as of the first day of the quarter (less any distributions during the quarter) an interest rate for such quarter which, when annualized, shall be the prime rate of Bankers Trust Company or such other rate as the Plan Administrator may designate, as of the first business day of the quarter. Interest shall be calculated on the actual number of days in the quarter based upon a 360-day year.

     (b) Stock Credits. If deferral is wholly or partly by means of a stock credit, the Participant's stock credit account shall be credited, as of the last day of the calendar quarter, with a


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Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the average of the Closing Price of Common Stock on each business day during the last month of the calendar quarter with the amount of the Compensation deferred during the quarter by means of a stock credit. As of the date any dividend is paid to holders of Common Stock, the Participant's stock credit account shall also be credited with an additional Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's stock credit account is then equivalent. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Plan Administrator.

     3.3 Distribution of Credits. (a) If a Participant has elected payment in a specified year under Section 3.1, distribution of his or her accounts will only be made in a single sum payment. Otherwise, unless a Participant has elected to receive installment payments as provided below, payment of a Participant's accounts shall be made in one lump sum as soon as practicable following the date on which the Participant ceases to be a Director.

     (b) At the election of the Participant made in writing and delivered to the Plan Administrator at any time on or before December 1 of the year of termination of the Participant's service as a Director, distribution of all of his or her accounts, commencing as soon as practicable following the end of the Plan Year in which the Participant ceases to be a Director, shall be made in any number of annual installments not exceeding ten. Any such election, unless made irrevocable by its terms, may be changed by written notice to the Plan Administrator at any time prior to December 1 of the Plan Year of a Participant's termination of service as a Director.

     (c) Distribution of a Participant's cash credit and stock credit accounts shall be made in cash. The amount of the distribution for stock credit accounts shall be determined by multiplying the number of shares of Common Stock attributable to the installment by the average of the Closing Price of Common Stock on each business day in the month of December immediately prior to the Plan Year in which the installment is to be paid.

     3.4 Adjustment. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's stock credit account, in place of the shares then credited


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thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Plan Administrator, in its sole discretion, shall determine the appropriate change in Participants' stock credit accounts.

     3.5 Installment Amount. In the event a Participant has elected to receive distribution of his or her accounts in more than one installment, the amount of each installment shall be determined by multiplying the current balance (denominated in cash units for the portion elected to be deferred as cash credits and denominated in stock units for the portion elected to be deferred in stock credits) in the accounts as determined under Section 3.2, by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid. With respect to cash credits, interest shall continue to be credited in accordance with Section 3.2 during the payment period.

     3.6 Distribution upon Death. In the event of the death of a Participant, whether before or after ceasing to serve as a Director, any cash credit account and stock credit account to which he or she was entitled, shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing signed by the Participant and delivered to the Plan Administrator. A Participant may from time to time revoke or change any such designation by written notice to the Plan Administrator. If there is no unrevoked designation on file with the Plan Administrator at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made in accordance with the Participant's will or in the absence of a will, to the administrator of the Participant's estate. Any distribution under this Section 3.6 shall be made as soon as practicable following the end of the fiscal quarter in which the Plan Administrator is notified of the Participant's death. In this case, a Participant's stock credit account shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant's stock credit account is equivalent by the average of the Closing Price of Common Stock on each business day during the last month of the calendar quarter prior to the date of death.

     3.7 Withholding Taxes. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state or local governments.

                                   ARTICLE IV

     4.1 Plan Administrator. The Plan Administrator shall have full power and authority to administer the Plan including the power to promulgate forms to be used with regard to the Plan, the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or


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benefits arising from the Plan, and the power to make such decisions or take such actions as the Plan Administrator, in its sole discretion, deems necessary or advisable to aid in the proper maintenance of the Plan.

                                    ARTICLE V

     5.1 Funding. No promise hereunder shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

                                   ARTICLE VI

     6.1 Non-alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

                                   ARTICLE VII

     7.1 Delegation of Administrative Duties. Administrative duties imposed by this Plan may be delegated by the Plan Administrator or the individual charged with such duties.

     7.2 Governing Law. This Plan shall be governed by the laws of the State of Delaware.

     7.3 Amendment, Modification and Termination of the Plan. The Plan Administrator at any time may terminate and in any respect, amend or modify the Plan.

     IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company this 21st day of December 1994.

                                  SAFEWAY INC.

                                                     By  Michael J. Boylan
                                                         -----------------------
                                                     Its:  Vice-President

Attest:

Meredith Parry
- -----------------------------
Assistant Secretary


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